EXHIBIT 99.2

MAX RE CAPITAL LTD.

INCREASES DIVIDEND PAYMENT

Hamilton, Bermuda, April 29, 2005. Max Re Capital Ltd. (NASDAQ: MXRE; BSX: MXRE BH). At a meeting of the Board of Directors of Max Re Capital Ltd. held on April 28, 2005, the Board of Directors declared a dividend of $0.05 per share, an increase of $0.02 per share from the previous dividend paid on February 28, 2005, at a rate of $0.03 per share.

The dividend is payable on May 27, 2005 to shareholders of record on May 13, 2005.

Max Re Capital Ltd. through its principal operating subsidiaries, Max Re Ltd., Max Insurance Europe Limited and Max Re Europe Limited, offers customized risk financing solutions to property and casualty insurers, life and health insurers and large corporations.

The above remarks about future expectations, plans and prospects for the Company are forward-looking statements for purposes of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Such statements are subject to certain risks and uncertainties that could cause actual results to differ materially from those suggested by such statements. For further information regarding cautionary statements and factors affecting future results, please refer to the Company’s most recent Annual Report on Form 10-K and other documents filed with the Securities and Exchange Commission. The Company undertakes no obligation to publicly update or revise any forward-looking statement whether as a result of new information, future developments or otherwise.

Contact Information:

Keith S. Hynes

Executive Vice President & CFO

441-296-8800

keithh@maxre.bm

N. James Tees

Senior Vice President & Treasurer

441-296-8800

jimt@maxre.bm